As filed with the Securities and Exchange Commission on November 1, 2012

Registration No. 333-184559

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD RESIDENTIAL PROPERTIES INC.

(Exact name of Registrant as specified in its charter)

Ontario	1520	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

4906 Richard Road S.W.,

Calgary, Alberta,

Canada T3E 6L1;

telephone (403) 231-8900

(Address and telephone number of Registrant’s principal executive offices)

Brookfield Homes (US ) LLC, Attn:

Corporate Secretary,

12865 Pointe

Del Mar Way, Suite 200, Del Mar, California 92014

telephone: (858) 481-8500

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street Pacific Centre Vancouver, British Columbia Canada V7Y 1K4	Shane D. Pearson Senior Vice President and Corporate Counsel Brookfield Residential Properties Inc. 4906 Richard Road S.W. Calgary, Alberta Canada T3E 6L1	Allan Goodman Goodmans LLP Bay Adelaide Centre 333 Bay Street, Suite 3400 Toronto, Ontario Canada M5H 2S7

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐

pursuant to Rule 467(b) on (            ) at (            ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

	3.	☒

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Short Form Base Shelf Prospectus

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form base shelf prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities regulatory authorities in Canada and filed with, or furnished to, the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of Brookfield Residential Properties Inc. at 4906 Richard Road SW, Calgary, Alberta, T3E 6L1, Telephone: (403) 231-8900, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	November 1, 2012

BROOKFIELD RESIDENTIAL PROPERTIES INC.

US$500,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Units

Brookfield Residential Properties Inc. (“Brookfield Residential”, the “Company”, “we”, “us” and “our”) may from time to time offer and issue the following securities under this short form base shelf prospectus: (i) common shares (“Common Shares”); (ii) preferred shares issuable in one or more series (“Preferred Shares”); (iii) warrants (“Warrants”); (iv) subscription receipts (“Subscription Receipts”); and (v) units (“Units”) comprised of one or more of the securities described in this short form base shelf prospectus. The Common Shares, Preferred Shares, Warrants, Subscription Receipts, and Units (collectively, the “Securities”) offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in an accompanying shelf prospectus supplement. Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. Brookfield Asset Management Inc. (“Brookfield Asset Management” or the “Selling Shareholder”), the principal shareholder of the Company, may also offer and sell Common Shares pursuant to this prospectus. See “Selling Shareholder”.

All shelf information not included in this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. The aggregate initial offering price of Securities (or the Canadian dollar equivalent thereof at the time of issuance of any Securities that are denominated in a foreign currency or currency unit) that may be sold pursuant to this prospectus during the 25-month period that this prospectus, including any amendments hereto, remains valid is limited to US$500,000,000.

The specific terms of the Securities in respect of which this prospectus is being delivered will be set forth in an accompanying prospectus supplement and may include, where applicable: (i) in the case of Common Shares, the person offering the shares (the Company and/or the Selling Shareholder), the number of shares offered and the offering price; (ii) in the case of Preferred Shares, the series, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at our option or at the option of the holder, any exchange or conversion terms and any other specific terms; (iii) in the case of Warrants, the designation, number and terms of the Preferred Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the conditions and procedures for exchange of the Subscription Receipts for other Securities of the Company and any other specific terms; and (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other specific terms. A prospectus supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer Securities unless accompanied by a prospectus supplement. Our intended use for any net proceeds expected to be received from the issue of Securities will be set forth in a prospectus supplement. All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each such prospectus supplement will be deemed to be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of each such prospectus supplement and only for the purposes of the distribution of the Securities to which such prospectus supplement pertains.

Our registered office is located at Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 and we operate a head office at 4906 Richard Road SW, Calgary, Alberta, Canada, T3E 6L1.

An investment in the Securities involves significant risks. Prospective investors should carefully consider the risk factors described under the heading “Risk Factors” in this prospectus and contained in the documents incorporated by reference herein and in the applicable prospectus supplement.

We are permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States.

Your ability to enforce civil liabilities under United States federal securities laws may be adversely affected because we are organized under the laws of the Province of Ontario, Canada, some of our officers and directors and the experts named in this prospectus are residents of Canada, and that some of our assets and the assets of those officers, directors and experts are located outside of the United States.

Purchasing, holding or disposing of the Securities described herein may have tax consequences both in the United States and Canada. This prospectus may not describe these tax consequences fully. Prospective investors should read the tax discussion contained in the applicable prospectus supplement with respect to a particular offering of Securities and consult their own tax advisor with respect to their own particular circumstances.

Neither the United States Securities and Exchange Commission (the “Commission”), nor any securities commission of any state of the United States or any Canadian securities regulator, has approved or disapproved the Securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The Securities may be sold through underwriters or dealers, directly by the Company or, in the case of Common Shares, by the Company and/or the Selling Shareholder, or through agents designated by us and/or the Selling Shareholder, as the case may be, from time to time. See “Plan of Distribution”. Each prospectus supplement will identify the person offering Securities (the Company and/or, in the case of Common Shares, the Selling Shareholder) and each underwriter, dealer or agent engaged in connection with the offering and sale of those Securities to which the prospectus supplement relates, and will also set forth the terms of the offering of such Securities, including the net proceeds to the Company or, in the case of Common Shares, to the Company and/or the Selling Shareholder, as the case may be, and, to the extent applicable, any fees payable to the underwriters, dealers or agents.

No underwriter or dealer has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

In connection with any underwritten offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

ii

Our Common Shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “BRP.”

Unless otherwise specified in a prospectus supplement relating to a series of Preferred Shares, the Preferred Shares will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which such Preferred Shares may be sold and purchasers may not be able to resell such Preferred Shares purchased under this prospectus. This may affect the pricing of such Preferred Shares in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, and the extent of issuer regulation.

iii

INFORMATION CONTAINED IN THIS PROSPECTUS

Basis of Presentation

All dollar amounts set forth in this prospectus and any prospectus supplement are in U.S. dollars, except where otherwise indicated.

The information in this prospectus is given as of November 1, 2012, unless otherwise specified.

Forward-Looking Statements

Certain information in this prospectus, including the documents incorporated by reference, may constitute forward-looking statements and information within the meaning of applicable securities legislation. These forward-looking statements reflect the current beliefs of Brookfield Residential’s management and are based on assumptions and information currently available to the management team of Brookfield Residential. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “predict”, “forecast”, “outlook”, “potential”, “continue”, “should”, “likely”, or the negative of these terms or other comparable terminology. Although management of Brookfield Residential believes that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this prospectus are based upon reasonable assumptions and expectations, readers of this prospectus and prospective investors should not place undue reliance on such forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brookfield Residential to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.

Various factors, in addition to those discussed elsewhere in this prospectus, that could affect the future results of Brookfield Residential and could cause actual results to differ materially from those expressed in the forward-looking statements and information include, but are not limited to: the business and results of operations of Brookfield Residential will be materially and adversely affected by weakness in general economic, real estate and other conditions; rising mortgage rates or decreases in the availability of mortgage financing will discourage people from buying new homes; laws and regulations related to property development and to the environment subject Brookfield Residential to additional costs and delays which could adversely affect our business and results of operations; if Brookfield Residential is not able to develop and market our master-planned communities successfully, our business and results of operations will be adversely affected; difficulty in retaining qualified trades workers, or obtaining required materials and supplies, will adversely affect the business and results of operations of Brookfield Residential; homebuilding is subject to home warranty and construction defect claims in the ordinary course of business and, furthermore, Brookfield Residential will sometimes face liabilities when its acts as a general contractor, and may be responsible for losses when we hire general contractors; if Brookfield Residential is not able to raise capital on favourable terms, our business and results of operations will be adversely affected; Brookfield Residential’s debt and leverage could adversely affect our financial condition; Brookfield Residential’s business and results of operations will be adversely affected if poor relations with the residents of our communities negatively impact our sales; Brookfield Residential’s business will be susceptible to adverse weather conditions and natural disasters; increased insurance risk will adversely affect Brookfield Residential’s business; tax law changes in the United States could make home ownership more expensive or less attractive; residential homebuilding is a competitive industry, and competitive conditions may adversely affect Brookfield Residential’s results of operations; if Brookfield Residential is not able to retain its executive officers, the business and results of operations of Brookfield Residential could be adversely affected; Brookfield Asset Management’s status as the majority shareholder of Brookfield Residential may create conflicts of interest with other Brookfield Residential shareholders and could cause Brookfield Residential to take actions that other Brookfield Residential shareholders do not support; Brookfield Asset Management’s significant ownership interest in Brookfield Residential and other anti-takeover provisions could deter an acquisition proposal for Brookfield Residential that shareholders may consider favourable; Brookfield Residential’s relationships with its affiliates may be on terms more or less favourable than those that could be obtained from third parties; Brookfield Residential is a “controlled company” within the meaning of the New York Stock Exchange rules and, as a result, may rely on exemptions from certain corporate governance requirements that are designed to provide protection to stockholders of companies that are not “controlled companies”; although the Common Shares are listed on the New York Stock Exchange, as a foreign private issuer Brookfield Residential has elected to rely on certain Canadian requirements concerning corporate governance, and there exists the possibility that Canadian securities law requirements will provide less protection than those required by the New York Stock Exchange; the trading price for Brookfield Residential’s shares or other securities could fluctuate significantly and the market for its shares or other securities could be particularly volatile because of Brookfield Asset Management’s significant ownership; Brookfield Residential does not expect to pay dividends on its Common Shares in the foreseeable future; if Brookfield Residential were determined to be a passive foreign investment company, the determination would result in certain potentially adverse United States federal income tax consequences to United States holders of Common Shares; Brookfield Residential’s success depends on the availability of suitable undeveloped land and lots at acceptable prices and having sufficient liquidity to acquire such properties; Brookfield Residential’s business is seasonal in nature and quarterly operating results can fluctuate; Brookfield Residential may incur a variety of costs to engage in future growth or expansion of our operations or acquisitions or disposals of businesses, and may not be able to realize anticipated synergies and benefits from any such endeavours; Brookfield Residential may face substantial damages or be enjoined from pursuing important activities as a result of existing or future litigation, arbitration or other claims; changes to foreign currency exchange rates could adversely affect our earnings and net asset value; Brookfield Residential’s relationship with its majority shareholder Brookfield Asset Management Inc. and other affiliates may be on terms more or less favourable than those that could be obtained from third parties; and other risks and factors described from time to time in the documents filed by Brookfield Residential with the securities regulators in Canada and the United States, including the risk factors described in our annual information form dated March 30, 2012 under the headings “Risks Related to the Business of the Corporation” and “Risks Related to the Corporation’s Common Shares” and in our most recent interim report.

The forward-looking statements and information contained in this prospectus are expressly qualified by this cautionary statement. Brookfield Residential undertakes no obligation to publicly update or revise any forward-looking statements or information contained in this prospectus or the documents incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with securities commissions or similar authorities in Canada and with the Commission in the United States are specifically incorporated by reference, and form an integral part of, this prospectus:

1.	our audited consolidated financial statements and the notes thereto for the years ended December 31, 2011 and 2010, together with the report of the auditor thereon;

2.	our amended management’s discussion and analysis of our financial condition and results of operations for the audited consolidated financial statements referred to in paragraph 1 above;

3.	our annual information form dated March 30, 2012 for the year ended December 31, 2011;

4.	our management information circular dated March 30, 2012 in connection with our annual and special meeting of shareholders held on May 8, 2012;

5.	our unaudited condensed consolidated financial statements and the notes thereto as at June 30, 2012 and for the three and six months ended June 30, 2012 and 2011; and

6.	our management’s discussion and analysis of our financial condition and results of operations for the unaudited condensed consolidated financial statements referred to in paragraph 5 above.

All documents of the Company of the type described in Section 11.1 of Form 44-101F1 – Short Form Prospectus to National Instrument 44-101 – Short Form Prospectus Distributions, if filed by the Company with the provincial securities commissions or similar authorities in Canada or with the Commission in the United States after the date of this prospectus and during the term of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus.

When a new annual information form, interim or annual financial statements and related management’s discussion and analysis are filed by the Company, and where required, accepted by the applicable securities regulatory authorities during the term of this prospectus, the previous annual information form, the previous interim or annual financial statements and related management’s discussion and analysis, material change reports and information circulars filed by the Company prior to the commencement of the Company’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

To the extent that any document or information incorporated by reference in this prospectus is included in a report that is filed with or furnished to the Commission on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this prospectus forms a part. Additionally, any document filed with or furnished to the Commission by us which specifically states that it is intended to be incorporated by reference into the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference into the registration statement.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. A modifying or superseding statement shall not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

A prospectus supplement containing the specific terms in respect of any offering of Securities will be delivered, together with this prospectus, to purchasers of such Securities and will be deemed to be incorporated into this prospectus for the purposes of securities legislation as of the date of such prospectus supplement, but only for the purposes of the distribution of the Securities to which such prospectus supplement pertains.

Prospective investors should rely only on the information incorporated by reference or contained in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement on Form F-10 relating to the Securities and of which this prospectus is a part. We have not authorized anyone to provide different or additional information. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on which such information is incorporated by reference in accordance with the terms of this prospectus, the date of this prospectus, or the date of the applicable prospectus supplement, as the case may be.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Corporate Secretary of Brookfield Residential at 4906 Richard Road SW, Calgary, Alberta, T3E 6L1, and are also available electronically at www.sedar.com.

AVAILABLE INFORMATION

This prospectus is part of the registration statement on Form F-10 relating to the Securities that we filed with the Commission. This prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the Commission. Items of information omitted from this prospectus but contained in the registration statement are available on the Commission’s website at www.sec.gov. A prospective investor should refer to the registration statement and the exhibits thereto for further information about Brookfield Residential and the Securities.

Under the “shelf” registration process, we may, from time to time, sell any combination of Securities in one or more offerings up to an aggregate amount of US$500,000,000. This prospectus provides a prospective investor with a general description of the Securities that we may offer. Each time we sell Securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities. This prospectus supplement may also add, update or change information contained in this prospectus. Before investing, a prospective investor should read both this prospectus and any applicable prospectus supplement together with any documents incorporated or deemed to be incorporated by reference herein.

In addition to our continuous disclosure obligations under Canadian securities laws, we are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information concerning Brookfield Residential can be inspected and copied, at a fee, at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at l-800-SEC-0330 for further information on the public reference room. The Commission also maintains a website at www.sec.gov that contains these materials.

THE CORPORATION

We are a North American land development and homebuilding company listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “BRP”. The Company became a public company on March 31, 2011 by combining the former business of Brookfield Homes Corporation and the residential land and housing division of Brookfield Office Properties Inc. into a single residential land and housing company, which was achieved through a merger and series of related transactions completed on March 31, 2011. Through these predecessor entities, Brookfield Residential has been developing land and building homes for over 50 years.

Through the activities of our operating subsidiaries, we develop land for our own communities and sell lots to other homebuilders and third parties. We may also design, construct and market single-family and multi-family homes in our own and others’ communities, and may also sell land for the construction of, or construct, commercial shopping centres in our communities. We currently focus on markets in Canada, California, and Central and Eastern United States. Our Canadian operations are primarily in the Alberta and Ontario markets. Our California operations include Northern California (San Francisco Bay Area and Sacramento) and Southern California (Los Angeles / Southland and San Diego / Riverside). Our Central and Eastern United States operations include the Washington, D.C. Area, Colorado and Texas. We are one of North America’s largest residential land developers by land and housing assets, with approximately $2.7 billion in assets and over 100,000 lots controlled.

Intercorporate Relationships

The following is a list of the Company’s main active subsidiaries, indicating the jurisdiction of incorporation and the percentage of voting securities owned, or over which control or direction is exercised directly or indirectly, by the Corporation:

Name	Jurisdiction of Incorporation	Percentage of Voting Securities Owned, Controlled or Directed
Brookfield Residential (Alberta) LP	Alberta	100%
Brookfield Residential US Corporation	Delaware	100%
Brookfield Homes (US) LLC	Delaware	100%
Brookfield Residential (US) LLC	Delaware	100%
Brookfield Homes Holdings LLC	California	100%

DESCRIPTION OF COMMON SHARES

The following is a summary of the material attributes of our Common Shares.

Voting

Each holder of Common Shares is entitled to one vote for each Common Share held at all meetings of the shareholders of Brookfield Residential, other than at meetings or upon matters regarding which only the holders of another class or series of shares are entitled to vote separately as a class or series.

Dividends

Subject to the priority rights attached to the outstanding Preferred Shares of Brookfield Residential (including the 8% Convertible Preferred Shares (defined below)) and any other shares ranking senior to the Common Shares regarding dividends, and provided that the requirements of applicable law regarding dividends are met, the holders of Common Shares are entitled to receive dividends when declared by the board of directors of Brookfield Residential.

Liquidation, Dissolution and Winding-Up

In the event of liquidation, dissolution, or winding-up of the Company, after the payment in full of all amounts owed to holders of any shares ranking senior to the Common Shares, the remaining assets of Brookfield Residential will be distributed to the holders of Common Shares.

Other Rights

Holders of Common Shares have no pre-emptive rights, subscription, or redemption rights and no right to convert their Common Shares into any other securities. There are no redemption or sinking fund provisions applicable to the Common Shares. The rights, preferences and privileges of holders of Common Shares will be subject to, and may be adversely affected by, the rights of holders of the 8% Convertible Preferred Shares and the rights of holders of any future series of Preferred Shares which Brookfield Residential may designate and issue without further approval from the holders of Common Shares.

DESCRIPTION OF PREFERRED SHARES

The following sets forth certain general terms and provisions of the Preferred Shares. The particular terms and provisions of a series of Preferred Shares offered pursuant to a prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such prospectus supplement. The following description and any description of Preferred Shares in the applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the articles of amendment of the Company as available on our SEDAR profile at www.sedar.com.

Any prospectus supplement for Preferred Shares will set forth the terms and other information with respect to the Preferred Shares being offered thereby, including: (i) the offering price of the Preferred Shares; (ii) the title, designation and number of shares of the series of Preferred Shares; (iii) the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate; (iv) any conversion or exchange features or rights; (v) whether the Preferred Shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights; (vi) any liquidation rights; (vii) any sinking fund provisions; (viii) any voting rights; (ix) whether the Preferred Shares will be issued in fully registered or “book-entry only” form; (x) any other rights, privileges, restrictions and conditions attaching to the Preferred Shares; and (xi) any other specific terms that are material to such Preferred Shares.

Issuance in Series

Our board of directors is authorized to issue from time to time, in accordance with our articles of amendment, an unlimited number of preferred shares in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series, including: dividend rights, rates, currency of payment and payment dates; any rights and terms of redemption and the redemption price or prices; any retraction rights and the prices and terms of any such rights; voting rights (subject to applicable law); conversion rights; any rights to receive the remaining property of Brookfield Residential upon dissolution, liquidation, or winding-up; any sinking fund or purchase fund conditions; the number of preferred shares constituting any series; and any other provisions attaching to such preferred shares. Brookfield Residential currently has a series of outstanding preferred shares designated as 8% convertible preferred shares, series A (the “8% Convertible Preferred Shares”).

Priority

Without the consent or affirmative vote of a majority of the holders of the 8% Convertible Preferred Shares, our board of directors cannot authorize, create or issue a class or series of shares ranking senior to the 8% Convertible Preferred Shares as to dividends or upon dissolution, liquidation or winding-up of the Company, or amend, alter or repeal any provision of Brookfield Residential’s articles of amendment or by-laws in a manner that adversely affects the powers, preferences or rights of the 8% Convertible Preferred Shares.

Pursuant to the Business Corporations Act (Ontario), each series of Preferred Shares shall participate rateably with every other series of Preferred Shares in respect of all accumulated dividends, whether or not declared, and all declared non-cumulative dividends, or all amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Company.

The Preferred Shares, including the 8% Convertible Preferred Shares, rank ahead of the Common Shares and any other class or series of shares ranking junior to the Preferred Shares.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of the Warrants offered pursuant to a prospectus supplement, and the extent to which the general terms described below apply to those Warrants, will be described in such prospectus supplement. The following description and any description of Warrants in the applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant indenture or agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Warrants.

We may issue Warrants for the purchase of Preferred Shares or Common Shares. The Warrants may be issued independently or together with Preferred Shares or Common Shares offered by any prospectus supplement and may be attached to, or separate from, any such offered Securities. One or more warrant indentures or agreements between the Company and a warrant agent that the Company will name in the applicable prospectus supplement may be applicable to any issuance of Warrants. Under such warrant indenture or agreement, an original purchaser of Warrants will have a contractual right of rescission following the issuance of Securities of the Company to such purchaser, entitling the purchaser to receive the amount paid for the Warrants upon surrender of the Securities if this prospectus, the applicable prospectus supplement, or any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date such Warrants are issued.

Any prospectus supplement for Warrants will contain the terms and other information with respect to the Warrants being offered thereby, including: (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the designation, number and terms of the Preferred Shares or Common Shares purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) the designation and terms of any Securities with which the Warrants are issued; (vii) if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable; (viii) the currency or currency unit in which the exercise price is denominated; (ix) any minimum or maximum amount of Warrants that may be exercised at any one time; (x) whether such Warrants will be listed on any securities exchange; (xi) any terms, procedures and limitations relating to the transferability or exercise of the Warrants; (xii) whether the Warrants will be issued in fully registered or “book-entry only” form; (xiii) any other rights, privileges, restrictions and conditions attaching to the Warrants; and (xiv) any other specific terms that are material to such Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts that may be exchanged by the holders thereof for other Securities of the Company upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to a prospectus supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such prospectus supplement. The following description and any description of Subscription Receipts in the applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable subscription receipt agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Subscription Receipts.

We may issue Subscription Receipts that may be exchanged by the holders thereof for other Securities of the Company upon the satisfaction of certain conditions. The Subscription Receipts may be issued independently or together with other Securities of the Company and will be issued under a subscription receipt agreement. Under such subscription receipt agreement, an original purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Securities of the Company to such purchaser, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Securities if this prospectus, the applicable prospectus supplement, or any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date such Subscription Receipts are issued.

Any prospectus supplement for Subscription Receipts will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, including: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in installments; (iii) conditions to the exchange of Subscription Receipts for other Securities of the Company and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for other Securities of the Company; (v) the number of Securities of the Company that may be exchanged upon exercise of each Subscription Receipt; (vi) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security; (vii) the dates or periods during which the Subscription Receipts may be exchanged for other Securities of the Company; (viii) whether the Subscription Receipts will be listed on any securities exchange; (ix) whether the Subscription Receipts will be issued in fully registered or “book-entry only” form; (x) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and (xi) any other specific terms that are material to such Subscription Receipts.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The particular terms and provisions of the Units offered pursuant to a prospectus supplement, and the extent to which the general terms described below apply to those Units, will be described in such prospectus supplement. The following description and any description of Units in the applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to any agreement, collateral arrangements and depositary arrangements relating to such Units.

We may issue Units comprised of one or more of the other Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Consequently, the holder of a Unit will have the rights and obligations of a holder of each included Security (including, in the case of a Unit consisting of Warrants or Subscription Receipts, a contractual right of rescission). The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement for Units will contain the terms and other information with respect to the Units being offered thereby, including: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or “book-entry only” form; and (iv) any other specific terms that are material to such Units.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds we receive from a sale of Securities will be added to our general funds and we may use them for general corporate purposes, including, but not limited to, the repayment or refinancing of debt, acquisitions, capital expenditures and working capital needs. Each prospectus supplement will contain specific information, if any, concerning the use of proceeds from that sale of Securities. We may invest all or a portion of such net proceeds in short-term marketable securities until the funds are required for a stated purpose. We may from time to time offer Securities and incur additional indebtedness other than through an offering under this prospectus and any applicable prospectus supplement. The Company will not receive any proceeds from any sale of Common Shares by the Selling Shareholder.

TRADING PRICE AND VOLUME

The Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) and commenced trading under the symbol “BRP” on April 1, 2011. The following tables show the monthly range of high and low prices per Common Share and the total volume of Common Shares traded on the TSX and NYSE during the 12-month period before the date of this Prospectus.

TSX Date	High ($Cdn.)	Low ($Cdn.)	Volume
October 2011	$7.31	$6.44	309,472
November 2011	$8.37	$7.20	150,851
December 2011	$8.31	$7.40	93,285
January 2012	$9.89	$7.97	51,718
February 2012	$10.66	$8.82	291,801
March 2012	$11.69	$9.80	185,438
April 2012	$11.44	$10.14	198,932
May 2012	$11.90	$10.75	115,549
June 2012	$11.50	$10.57	51,075
July 2012	$11.67	$10.85	680,915
August 2012	$14.26	$11.10	185,018
September 2012	$14.84	$13.76	119,718
October 2012	$17.55	$13.86	192,579

*Source: TMX Datalinx

NYSE Date	High ($U.S.)	Low ($U.S.)	Volume
October 2011	$7.32	$6.08	2,040,134
November 2011	$8.20	$6.98	1,341,133
December 2011	$8.16	$7.11	1,663,140
January 2012	$9.53	$7.80	1,049,316
February 2012	$10.63	$8.86	2,062,240
March 2012	$11.72	$9.75	3,483,696
April 2012	$11.62	$10.03	2,543,778
May 2012	$12.12	$10.60	2,963,472
June 2012	$11.28	$10.02	1,264,450
July 2012	$11.70	$10.60	1,528,003
August 2012	$14.55	$11.01	2,355,899
September 2012	$15.39	$13.95	2,985,676
October 2012	$17.88	$14.02	3,051,537

*Source: Bloomberg

On October 31, 2012, being the last day on which the Common Shares traded prior to the date of this prospectus, the closing price of the Common Shares was Cdn$17.27 per Common Share on the TSX and $17.30 per Common Share on the NYSE.

EARNINGS COVERAGE

Earnings coverage ratios will be provided as required in the applicable prospectus supplement with respect to the issuance of Securities pursuant to such prospectus supplement.

SELLING SHAREHOLDER

Brookfield Asset Management is the principal shareholder of the Company. As at the date hereof, Brookfield Asset Management beneficially owns or exercises control over (i) 73,493,112 Common Shares, representing approximately 72% of the issued and outstanding Common Shares.

During the 25 months that this prospectus remains valid, the Selling Shareholder may offer and sell Common Shares pursuant to this prospectus. The Selling Shareholder may also sell Common Shares other than pursuant to this prospectus under available exemptions from the prospectus requirements of Canadian securities legislation. The Selling Shareholder may sell none, some or all of the Common Shares qualified for distribution by it pursuant to this prospectus. The Company cannot predict when or in what amounts the Selling Shareholder may sell any of the Common Shares qualified for distribution by this prospectus.

PLAN OF DISTRIBUTION

The Securities offered hereby may be sold (i) through underwriters or dealers, (ii) directly to one or more purchasers, or (iii) through agents. The Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The prospectus supplement for any of the Securities being offered thereby will identify the person offering Securities (the Company and/or, in the case of Common Shares, the Selling Shareholder) and will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to, and the portion of expenses borne by, the Company and/or the Selling Shareholder, as applicable, from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed, re-allowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Securities offered thereby.

The prospectus supplement for any Common Shares offered and sold by the Selling Shareholder will identify the number of Common Shares being sold by the Selling Shareholder, the number of Common Shares to be beneficially owned by Brookfield Asset Management after the distribution and, if the Selling Shareholder acquired any Common Shares in the 12 months preceding the date of the prospectus supplement, the cost to the Selling Shareholder of any such Common Shares in the aggregate and on a per security basis.

In connection with the sale of Securities, underwriters may receive compensation in the form of concessions or commissions from us or from purchasers of Securities for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the United States Securities Act of 1933, as amended (the “Securities Act”). Any such person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the prospectus supplement relating to such Securities.

Each prospectus supplement will also set forth the terms of the offering of the Securities being offered, including, to the extent applicable, the names of any underwriters or agents, the purchase price or prices of the offered Securities, the initial offering price, our proceeds from the sale of the offered Securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed, re-allowed or paid to dealers.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

The Securities may also be sold (i) directly by the Company and/or, in the case of Common Shares, the Selling Shareholder at such prices and upon such terms as agreed to by the Company and/or the Selling Shareholder, as applicable, and the purchaser or (ii) through agents designated by the Company and/or the Selling Shareholder from time to time. Any agent involved in the offering and sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company and/or the Selling Shareholder, as applicable, to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

The Company and/or the Selling Shareholder, as applicable, may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission payable by the Company will be paid out of the general corporate funds of the Company. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the Selling Shareholder to indemnification by the Company and/or the Selling Shareholder, as applicable, against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the offered Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement, which will also set forth the commission payable for solicitation of these contracts.

Each series of the Preferred Shares will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of Preferred Shares, the Preferred Shares will not be listed on any securities or stock exchange or on any automated dealer quotation system. Certain broker-dealers may make a market for the Preferred Shares but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given that any broker-dealer will make a market for the Preferred Shares of any series or as to the liquidity of the trading market, if any, for the Preferred Shares of any series.

In connection with any offering of the Securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time.

RISK FACTORS

An investment in Securities is subject to a number of risks. Before deciding whether to invest in Securities, investors should consider carefully the risks relating to the Company as described elsewhere in this prospectus and in the information incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement for a specific offering of Securities. Prospective investors should consider the risks identified in the sections entitled “Risks Related to the Business of the Corporation” and “Risks Related to the Corporation’s Common Shares” of our annual information form dated March 30, 2012 and in the section entitled “Quantitative and Qualitative Disclosure about Market Risk” of our management’s discussion and analysis of our financial condition and results of operations for the unaudited condensed consolidated financial statements and the notes thereto as at June 30, 2012 and for the three and six months ended June 30, 2012 and 2011, both of which are incorporated by reference in this prospectus, and to the risks described in any annual information forms and management’s discussion and analysis of our financial condition and results of operations subsequently filed by us. If any of the events or developments discussed in these risk factors actually occurs, our business, financial condition, results of operations, or the value of the Securities could be adversely affected.

CERTAIN INCOME TAX CONSIDERATIONS

Applicable prospectus supplements may describe certain Canadian and United States federal income tax consequences generally applicable to investors arising from purchasing, holding, and disposing of Securities. However, prospective investors are cautioned and advised to consult with their own independent tax advisors and legal counsel as necessary prior to purchasing Securities.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Deloitte & Touche LLP, the Company’s external auditor, is independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta and the Public Company Accounting Oversight Board, United States.

The transfer agent and registrar of the Company is CIBC Mellon Trust Company at its principal office in Toronto, Ontario, Canada. Canadian Stock Transfer Company Inc. acts as the administrative agent for CIBC Mellon Trust Company. CIBC Mellon Trust Company maintains registers for the transfer of the Company’s Common Shares at its offices in Toronto, Ontario in Canada and through American Stock Transfer & Trust Company, LLC in Brooklyn, New York in the United States.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain matters of Canadian and United States law relating to the validity of the Securities will be passed upon for us by Goodmans LLP (“Goodmans”), Toronto, Ontario, and

Dorsey & Whitney LLP (“Dorsey”), Seattle, Washington and Vancouver, British Columbia, respectively. As of November 1, 2012, the partners and associates of Goodmans and Dorsey, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities or outstanding securities of any of our associates or affiliates.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the Commission as part of the registration statement of which this prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) consent of accountants; and (iii) powers of attorney.

ENFORCEABILITY OF CIVIL LIABILITIES

Brookfield Residential is incorporated under the laws of the Province of Ontario. In addition, some of Brookfield Residential’s directors and officers reside outside of the United States and a significant portion of their assets and the assets of Brookfield Residential are located outside of the United States. Consequently, it may be difficult for persons to effect service within the United States upon us, our directors and officers, or the experts named in this prospectus and any documents incorporated by reference in this prospectus or to enforce against us or them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or any state of the United States.

PURCHASERS’ CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Subscription Receipts or Warrants (or Units comprised partly thereof) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of a Subscription Receipt or Warrant. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities acquired thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario), Brookfield Residential Properties Inc. (the “Company”) may indemnify a present or former director or officer or a person who acts or acted at the Company’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved by reason of being or having been a director or officer of the Company or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Company or such other entity to procure a judgment in its favor only with court approval. Pursuant to the by-laws of the Company, a director or officer is entitled to indemnification from the Company as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

The Company’s by-laws provide that the Company shall indemnify directors and officers of the Company, former directors and officers of the Company, and any person who acts or acted at the Company’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the extent permitted by the Business Corporations Act (Ontario). Nothing in the by-laws of the Company limits the right of any person entitled to claim indemnity apart from the limitations provided in the Business Corporations Act (Ontario).

A policy of directors’ and officers’ liability insurance is maintained by the Company that insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provided by the Company pursuant to the by-laws or as required or permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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EXHIBITS

See the Exhibit Index hereto.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

Brookfield Residential Properties Inc. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Brookfield Residential Properties Inc. has previously filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of Brookfield Residential Properties Inc. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Brookfield Residential Properties Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on November 1, 2012.

BROOKFIELD RESIDENTIAL PROPERTIES INC.

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie Title: Executive Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated and on November 1, 2012:

Signature	Title

/s/ Alan Norris Alan Norris	President & Chief Executive Officer and Director (Principal Executive Officer)

/s/ Craig J. Laurie Craig J. Laurie	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Robert L. Stelzl	Chairman of the Board of Directors

* Bruce T. Lehman	Director

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Signature	Title

* Patricia M. Newson	Director

* Allan S. Olson	Director

* Timothy R. Price	Director

* David M. Sherman	Director

* Michael D. Young	Director

*By:	/s/ Craig J. Laurie
Name: Craig J. Laurie Title: Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amendment to the Registration Statement, solely in its capacity as the duly authorized representative of Brookfield Residential Properties Inc. in the United States, on November 1, 2012.

BROOKFIELD HOMES (US) LLC

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

4.1	Audited comparative consolidated financial statements and the notes thereto for the years ended December 31, 2011 and 2010, together with the report of the auditors thereon (incorporated by reference to Exhibit 99.3 to Brookfield Residential Properties Inc.’s Annual Report on Form 40-F for the year ended December 31, 2011, as amended, initially filed on April 2, 2012 (File No. 1-35114)).

4.2	Amended management’s discussion and analysis of financial condition and results of operations for the audited comparative consolidated financial statements referred to in Exhibit 4.1 above (incorporated by reference to Exhibit 99.2 to Brookfield Residential Properties Inc.’s Annual Report on Form 40-F for the year ended December 31, 2011, as amended, initially filed on April 2, 2012 (File No. 1-35114)).

4.3	Annual information form, dated March 30, 2012, for the year ended December 31, 2011 (incorporated by reference to Exhibit 99.1 to Brookfield Residential Properties Inc.’s Annual Report on Form 40-F for the year ended December 31, 2011, as amended, initially filed on April 2, 2012 (File No. 1-35114)).

4.4	Management information circular, dated March 30, 2012, in connection with the annual and special meeting of shareholders held on May 8, 2012 (incorporated by reference to Exhibit 99.1 to Brookfield Residential Properties Inc.’s Report on Form 6-K filed on April 2, 2012 (File No. 1-35114)).

4.5	Unaudited comparative condensed consolidated financial statements and the notes thereto for the three and six months ended June 30, 2012 and 2011 (incorporated by reference to Brookfield Residential Properties Inc.’s Report on Form 6-K filed on August 8, 2012 (File No. 1-35114)).

4.6	Management’s discussion and analysis of financial condition and results of operations for the unaudited comparative condensed consolidated financial statements referred to in Exhibit 4.5 above (incorporated by reference to Brookfield Residential Properties Inc.’s Report on Form 6-K filed on August 8, 2012 (File No. 1-35114)).

5.1	Consent of Deloitte & Touche LLP.

6.1*	Powers of Attorney.

*	Previously filed.